Crawford & Company®
5335 Triangle Parkway
Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2019 FOURTH QUARTER AND FULL YEAR RESULTS
ISSUES INITIAL 2020 GUIDANCE

ATLANTA, (March 5, 2020) -- Crawford & Company® (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporates, today announced its financial results for the fourth quarter and full year ended December 31, 2019.
The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results
Fourth Quarter 2019

•	Revenues before reimbursements of $247.2 million, compared with $263.8 million for the 2018 fourth quarter

•	Net loss attributable to shareholders of $(7.3) million, compared to income of $11.9 million in the same period last year

•	Diluted loss per share of $(0.13) for CRD-A and $(0.15) for CRD-B, compared with earnings per share of $0.22 for CRD-A and $0.20 for CRD-B in the prior year fourth quarter

Non-GAAP Consolidated Results
Fourth Quarter 2019

Non-GAAP results for the 2019 fourth quarter have been presented on a constant dollar basis to 2018 and exclude goodwill impairment charges and valuation allowances on certain deferred tax assets. Non-GAAP consolidated results for the 2018 quarter exclude intangible asset impairment charges, loss on disposition of business line and the impact of tax reform in the U.S.

•	Revenues before reimbursements, on a non-GAAP basis, of $253.3 million, decreasing 4.0% compared with $263.8 million for the 2018 fourth quarter

•	Net income attributable to shareholders, on a non-GAAP basis, totaled $7.9 million in the 2019 fourth quarter, down compared to $17.3 million in the same period last year

•	Diluted earnings per share, on a non-GAAP basis, of $0.16 for CRD-A and $0.14 for CRD-B in the 2019 fourth quarter, down from $0.32 for CRD-A and $0.30 for CRD-B in the prior year fourth quarter

•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $17.2 million, or 6.8% of non-GAAP revenues, in the 2019 fourth quarter, down compared with $32.2 million, or 12.2% of revenues, in the 2018 fourth quarter

•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $27.9 million, or 11.0% of non-GAAP revenues, in the 2019 fourth quarter, down compared with $41.4 million, or 15.7% of revenues, in the 2018 fourth quarter

GAAP Consolidated Results
Full Year 2019

•	Revenues before reimbursements of $1.006 billion in 2019, compared with $1.071 billion for 2018

•	Net income attributable to shareholders of $12.5 million, compared to $26.0 million in 2018

•	Diluted earnings per share of $0.26 for CRD-A and $0.19 for CRD-B, compared with $0.50 for CRD-A and $0.42 for CRD-B in 2018

Non-GAAP Consolidated Results
Full Year 2019

Non-GAAP results for 2019 full year have been presented on a constant dollar basis to 2018 and excluding goodwill impairment charges, arbitration and claim settlements and valuation allowances on certain deferred tax assets. Non-GAAP consolidated results for the 2018 full year exclude net operating results of the Garden City Group business, the “GCG business”, disposed of on June 15, 2018, the loss on disposition of the GCG business line, intangible asset impairment charges and the impact of tax reform in the U.S.

•	Revenues before reimbursements, on a non-GAAP basis, of $1.027 billion, decreasing 1.3% compared with $1.041 billion for 2018

•	Net income attributable to shareholders, on a non-GAAP basis, totaled $37.3 million in 2019 compared to $46.3 million last year

•	Diluted earnings per share, on a non-GAAP basis, of $0.72 for CRD-A and $0.65 for CRD-B in 2019, down from $0.86 for CRD-A and $0.79 for CRD-B in the prior year

•	Consolidated adjusted operating earnings, on a non-GAAP basis, were $78.7 million, or 7.7% of non-GAAP revenues, in 2019, down compared with $89.5 million, or 8.6% of revenues, in 2018

•	Consolidated adjusted EBITDA, a non-GAAP financial measure, was $112.8 million, or 11.0% of non-GAAP revenues in 2019, compared with $127.2 million, or 12.2% of revenues, in 2018

Management Comments
Mr. Harsha V. Agadi, president and chief executive officer of Crawford & Company, stated, “Operating a business with exposure to weather can ultimately be difficult to predict, and so while the impact on the fourth quarter and full year results were largely driven by external factors, we were still able to deliver on many of our objectives. We grew operating and free cash flow significantly, invested $14.0 million in innovations to better equip our client service delivery teams around the world, built a more robust pipeline of sales opportunities in all of our global service lines, and closed a large number of new clients which should help drive our growth in 2020. We continued to leverage our previous investments in technology towards broadening our product offerings, which has allowed us to close a number of small- and mid-sized carrier clients in the year.”
Mr. Agadi concluded, “Going forward, we will continue to focus on the areas we can control. On the expense side, we have identified several areas of cost savings that we expect to gain traction in the second quarter of this year, we will continue to focus on cash generation, paying down debt, and maintaining our strong and flexible balance sheet so that we can remain nimble with our strategic investments. Long term, we remain committed to sustained revenue and earnings growth, and are confident we have laid the foundation to achieve our future business goals. With catastrophic climate conditions as the new reality, our global teams are equipped to handle the increased claims volumes that should ensue. We have developed industry-leading offerings that are innovative and attractive to our customers who increasingly view us as strategic partners. Long term, this Company remains on a path to sustained growth and driving free cash flow generation to support our investments and returning cash to shareholders, which we believe will deliver meaningful value creation for our shareholders.”

Segment Results for the Fourth Quarter and Full Year
Crawford TPA Solutions
Crawford TPA Solutions segment revenues before reimbursements were $97.0 million in the 2019 fourth quarter, decreasing from $102.2 million in the 2018 fourth quarter. Absent foreign currency rate fluctuations of $1.0 million, fourth quarter 2019 revenues would have been $98.0 million, down 4.1% from prior year fourth quarter.
Excluding centralized indirect support costs, gross profit decreased to $23.8 million, or a gross margin of 24.6% in 2019 from $29.8 million, or a gross margin of 29.1% in 2018. After allocation of indirect costs, Crawford TPA Solutions recorded operating earnings of $6.1 million in the fourth quarter of 2019 representing an operating margin of 6.3% compared with $12.9 million, or 12.6% of revenues, in the 2018 fourth quarter.
For the year, Crawford TPA Solutions segment revenues before reimbursements were $393.9 million a decrease from $405.3 million in 2018. Absent foreign exchange rate fluctuations of $3.7 million, 2019 revenues were $397.6 million, down 1.9% from prior year.
Excluding centralized indirect support costs, gross profit decreased to $99.7 million, or a gross margin of 25.3% in 2019 from $109.2 million, or a gross margin of 26.9% in 2018. After allocation of indirect costs, Crawford TPA Solutions recorded operating earnings of $27.2 million in 2019 representing an operating margin of 6.9% compared with $36.9 million, or 9.1% of revenues, in 2018.
Crawford Claims Solutions
Crawford Claims Solutions revenues before reimbursements were $84.3 million in the fourth quarter of 2019, decreasing from $92.2 million in the fourth quarter of 2018. Absent foreign currency rate fluctuations of $3.0 million, fourth quarter 2019 revenues would have been $87.3 million, down 5.3% from the prior year fourth quarter.
Excluding centralized indirect support costs, gross profit decreased to $20.3 million, or a gross margin of 24.1% in 2019 from $21.1 million, or a gross margin of 22.9% in 2018. After the allocation of indirect costs, operating earnings were $3.6 million in the 2019 fourth quarter compared with operating earnings of $6.2 million in the fourth quarter of 2018. These results represent an operating margin of 4.2% in the 2019 quarter and 6.7% in the 2018 quarter.

Crawford Claims Solutions revenues before reimbursements were $339.8 million for the full year 2019, decreasing from $361.1 million in 2018. Absent foreign currency rate fluctuations of $10.7 million, 2019 revenues were $350.5 million, down 2.9% from the prior year.
Excluding centralized indirect support costs, gross profit decreased to $76.7 million, or a gross margin of 22.6% in 2019 from $78.3 million, or a gross margin of 21.7% in 2018. After the allocation of indirect costs, operating earnings were $7.6 million in 2019 compared with operating earnings of $11.3 million in 2018. These results represent an operating margin of 2.2% in 2019 and 3.1% in 2018.

Crawford Specialty Solutions
Crawford Specialty Solutions revenues before reimbursements were $65.9 million in the fourth quarter of 2019, down from $69.4 million in the same period of 2018. Absent foreign exchange rate fluctuations of $2.1 million, revenues would have been $68.0 million for the three months ended December 31, 2019, decreasing 2.0% compared to prior year fourth quarter revenues of $69.4 million.
Excluding indirect support costs, gross profit decreased to $22.9 million, or a gross margin of 34.8% in the 2019 quarter, from $26.0 million, or a gross margin of 37.4%, in the 2018 period. After allocation of indirect costs, operating earnings were $11.2 million in the 2019 fourth quarter compared with $15.1 million in the 2018 period. The segment’s operating margin for the 2019 quarter was 17.0% as compared to 21.8% in the 2018 quarter.
Crawford Specialty Solutions revenues before reimbursements were $272.1 million in 2019, down from $304.6 million in 2018. Absent foreign exchange rate fluctuations of $7.2 million, revenues would have been $279.3 million for 2019, decreasing 8.3% over prior year revenues of $304.6 million, which included $29.9 million of GCG business revenues.
Excluding indirect support costs, gross profit decreased to $95.4 million, or a gross margin of 35.1% in 2019, down from $105.5 million, or a gross margin of 34.6%, in 2018, which included $6.2 million from the GCG business. After allocation of indirect costs, operating earnings were $49.3 million in 2019 compared with $49.6 million in 2018, which included $1.0 million from the GCG business. The segment’s operating margin for 2019 was 18.1% as compared to 16.3% in 2018.

Unallocated Corporate and Shared Costs and Credits, Net
Unallocated corporate costs, net were $4.1 million in the fourth quarter of 2019, compared with $2.0 million in the same period of 2018. The increase for the three months ended December 31, 2019 was primarily due to an increase in defined benefit pension expense of $1.1 million and bad debt expense of $0.7 million.
Unallocated corporate costs, net were $6.5 million in 2019, compared with $9.3 million in the same period of 2018. The decrease for 2019 was primarily due to lower professional fees of $4.9 million and other administrative costs of $2.3 million, partially offset by an increase of $4.4 million in U.S. defined benefit plan expense.

Arbitration and Claim Settlements
The Company recognized arbitration and claim settlement charges in 2019 of $12.6 million, or $0.17 per share after tax, related to an arbitration panel awarding three of four former executives of our former Garden City Group business unit additional payments associated with their departure from the Garden City Group on December 31, 2015, and a claim settlement with the fourth former executive. There are no other potential claimants related to this matter.

Goodwill Impairment Charges
We recognized a non-cash goodwill impairment charge in 2019 totaling $17.5 million related to our Crawford Claims Solutions segment, due to lower forecasts in that reporting unit. This charge was partially offset by a $2.2 million reduction in income tax expense and $2.2 million credit in noncontrolling interest expense, or an aggregate impact of $0.24 per share.

Deferred Tax Asset Valuation Allowances
During the 2019 fourth quarter, the Company recognized a $2.0 million, or $0.04 per share, non-recurring deferred tax asset valuation allowance primarily related to certain state net operating loss carryforwards, foreign tax credits and capital losses. During the 2018 fourth quarter, the Company completed its accounting under Staff Accounting Bulletin No. 118 and recorded an income tax benefit of $3.4 million, or $0.06 per share, primarily related to the release of uncertain tax positions on transition tax, and an income tax expense of $7.0 million, or $0.13 per share, for valuation allowances against foreign tax credit carryforwards that are anticipated to expire unutilized.

Balance Sheet and Cash Flow
The Company’s consolidated cash and cash equivalents position as of December 31, 2019, totaled $51.8 million, compared with $53.1 million at December 31, 2018. The Company’s total debt outstanding as of December 31, 2019, totaled $177.0 million, compared with $190.4 million at December 31, 2018.
The Company’s operations provided $75.2 million of cash during 2019, compared with $52.4 million in 2018. The $22.8 million increase in cash provided by operating activities was primarily due to lower pension contributions and lower working capital requirements. Free cash flow improved by $31.7 million over 2018, reflecting lower capital expenditures in 2019 compared to 2018.
As expected, the Company made no contributions to its U.S defined benefit pension plan and $0.7 million to its U.K. plans for 2019, compared with contributions of $19.0 million and $5.0 million, respectively, in 2018.
During 2019, the Company repurchased 1,103,398 shares of CRD-A and 1,736,011 of CRD-B at an average cost of $9.33 and $9.17 per share, respectively. The total cost of share repurchases during 2019 was $26.2 million.

2020 Guidance
Crawford & Company is providing its initial guidance for 2020 as follows:

•	Consolidated revenues before reimbursements between $1.00 and $1.05 billion;

•	Net income attributable to shareholders of Crawford & Company between $37.5 and $42.5 million, or $0.73 to $0.83 diluted earnings per CRD-A share, and $0.65 to $0.75 diluted earnings per CRD-B share;

•	Consolidated operating earnings between $80.0 and $90.0 million;

•	Consolidated adjusted EBITDA between $115.0 and $125.0 million.

To a significant extent, Crawford’s business depends on claim volumes. The Company cannot predict the future trend of claim volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Conference Call
As previously announced, Crawford & Company will host a conference call on March 6, 2020 at 8:30 a.m. Eastern Time to discuss its fourth quarter 2019 results. The conference call can be accessed live by dialing 1-800-374-2518 and using Conference ID 6458497. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, http://www.crawco.com. The call will be recorded and available for replay through April 6, 2020. You may dial 1-855-859-2056 to listen to the replay.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.
Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill and intangible asset impairment charges, certain deferred tax asset tax valuation allowances, loss on disposition of business line, arbitration and claim settlements, income taxes, and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.
Gross profit is defined as revenues less direct expenses which exclude indirect overhead expenses allocated to the business. Indirect expenses consist of centralized administrative support costs, regional and local shared services that are allocated to each segment based on usage.
Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, income taxes and stock-based compensation expense and foreign exchange fluctuations. Additionally, adjustments for non-recurring expenses for goodwill and intangible asset impairment charges, certain deferred tax asset tax valuation allowances, arbitration and claim settlements, loss on disposition of business line and the disposed GCG business results have been included in the calculation of adjusted EBITDA.
Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Twelve Months Ended
(in thousands)		December 31, 2019		December 31, 2018		December 31, 2019		December 31, 2018
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$136,913	55.4%	$149,146	56.5%	$569,205	56.6%	$615,687	57.5%
U.K.	GBP	32,370	13.1%	34,113	12.9%	126,337	12.6%	131,651	12.3%
Canada	CAD	27,401	11.1%	28,622	10.9%	114,438	11.4%	121,076	11.3%
Australia	AUD	16,346	6.6%	16,990	6.4%	70,569	7.0%	70,830	6.6%
Europe	EUR	14,135	5.7%	13,285	5.0%	54,136	5.4%	56,048	5.2%
Rest of World	Various	20,021	8.1%	21,638	8.2%	71,117	7.1%	75,679	7.1%
Total Revenues, before reimbursements		$247,186	100%	$263,794	100%	$1,005,802	100%	$1,070,971	100%

Following is a reconciliation of segment and consolidated operating earnings to net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis. The reconciliation of full year 2020 guidance is to the midpoint of the guidance range.

	Three months ended		Year Ended		Midpoint
(in thousands)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018	Guidance 2020
Operating earnings:
Crawford TPA Solutions	$6,067	$12,895	$27,173	$36,909
Crawford Claims Solutions	3,572	6,198	7,630	11,308
Crawford Specialty Solutions	11,213	15,141	49,321	49,564
Unallocated corporate and shared costs, net	(4,122)	(2,005)	(6,515)	(9,321)
Consolidated operating earnings	16,730	32,229	77,609	88,460	$85,000
(Deduct) add:
Net corporate interest expense	(2,428)	(2,707)	(10,774)	(10,109)	(11,000)
Stock option expense	(537)	(387)	(1,885)	(1,742)	(2,050)
Amortization expense	(2,848)	(2,810)	(11,277)	(11,152)	(12,000)
Goodwill and intangible asset impairment charges	(17,484)	(1,056)	(17,484)	(1,056)	—
Arbitration and claim settlements	—	—	(12,552)	—	—
Tax valuation allowances	(1,991)	—	(1,991)	—	—
Loss on disposition of business line	—	(1,274)	—	(20,270)	—
Income taxes	(1,000)	(12,287)	(12,120)	(18,542)	(20,000)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	2,246	230	2,959	389	50
Net (loss) income attributable to shareholders of Crawford & Company	$(7,312)	$11,938	$12,485	$25,978	$40,000

Following is a reconciliation of net (loss) income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA. The reconciliation of full year 2020 guidance is to the midpoint of the guidance range.

	Three months ended		Year Ended		Midpoint
(in thousands)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018	Guidance 2020
Net (loss) income attributable to shareholders of Crawford & Company	$(7,312)	$11,938	$12,485	$25,978	$40,000
Add (Deduct):
Depreciation and amortization	10,427	10,795	40,513	44,079	44,000
Stock-based compensation	1,499	1,358	4,109	6,196	5,000
Net corporate interest expense	2,428	2,707	10,774	10,109	11,000
Goodwill and intangible asset impairment charges	17,484	1,056	17,484	1,056	—
Arbitration and claim settlements	—	—	12,552	—	—
Tax valuation allowances	1,991	—	1,991	—	—
Loss on disposition of business line	—	1,274	—	20,270	—
Income taxes	1,000	12,287	12,120	18,542	20,000
Foreign exchange fluctuations	356	—	815	—	—
Removal of the impact of the disposed GCG business	—	—	—	1,007	—
Non-GAAP adjusted EBITDA	$27,873	$41,415	$112,843	$127,237	$120,000

Following is a reconciliation of operating cash flow to free cash flow for the year ended December 31, 2019 and December 31, 2018:

Year Ended
(in thousands)	December 31, 2019	December 31, 2018	Change
Net Cash Provided by Operating Activities	$75,216	$52,419	$22,797
Less:
Property & Equipment Purchases, net	(8,688)	(14,052)	5,364
Capitalized Software (internal and external costs)	(12,436)	(15,968)	3,532
Free Cash Flow	$54,092	$22,399	$31,693

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax Earnings, Net (Loss) Income and (Loss) Earnings Per Share to related non-GAAP Adjusted figures, which reflect 2019 on a constant dollar basis before goodwill impairment charge, certain deferred tax asset valuation allowances and arbitration and claim settlements. These measures exclude the results of the disposal of the GCG business, goodwill and intangible impairment charges, the impact of tax reform in the U.S. and the loss on disposition of business line for the 2018 periods.

Three months ended December 31, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax (loss)earnings	Net (loss) income attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share	Diluted (loss) earnings per CRD-B share
GAAP	$247,186	$16,730	$(6,567)	$(7,312)	$(0.13)	$(0.15)
Adjustments:
Goodwill impairment charge	—	—	17,484	13,057	0.24	0.24
Tax valuation allowances	—	—	—	1,991	0.04	0.04
Foreign exchange fluctuations	6,161	447	356	206	0.01	0.01
Non-GAAP Adjusted	$253,347	$17,177	$11,273	$7,942	$0.16	$0.14

Three months ended December 31, 2018
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$263,794	$32,229	$23,995	$11,938	$0.22	$0.20
Adjustments:
Goodwill and intangible asset impairment charges	—	—	1,056	785	0.01	0.01
Loss on disposition of business line, net of tax of $312	—	—	1,274	962	0.02	0.02
Impact of tax reform in the U.S.	—	—	—	3,583	0.07	0.07
Non-GAAP Adjusted	$263,794	$32,229	$26,325	$17,268	$0.32	$0.30

Year ended December 31, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$1,005,802	$77,609	$23,637	$12,485	$0.26	$0.19
Adjustments:
Goodwill impairment charge	—	—	17,484	13,057	0.24	0.24
Arbitration and claim settlements	—	—	12,552	9,276	0.17	0.17
Tax valuation allowances	—	—	—	1,991	0.04	0.04
Foreign exchange fluctuations	21,592	1,136	815	471	0.01	0.01
Non-GAAP Adjusted	$1,027,394	$78,745	$54,488	$37,280	$0.72	$0.65

Year ended December 31, 2018
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$1,070,971	$88,460	$44,131	$25,978	$0.50	$0.42
Adjustments:
Goodwill and intangible asset impairment charges	—	—	1,056	785	0.01	0.01
Loss on disposition of business line, net of tax of $4,796	—	—	20,270	15,304	0.28	0.28
GCG business results	(29,875)	3,935	3,932	2,670	0.05	0.05
Retained corporate overhead charged to GCG	—	(2,925)	(2,925)	(1,986)	(0.04)	(0.04)
Impact of tax reform in the U.S.	—	—	—	3,583	0.06	0.07
Non-GAAP Adjusted	$1,041,096	$89,470	$66,464	$46,334	$0.86	$0.79

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share.

	Three months ended		Year ended
(in thousands)	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,449	30,734	30,637	30,805
Class B Common Stock	22,689	24,429	22,975	24,449
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,449	31,404	31,090	31,434
Class B Common Stock	22,689	24,429	22,975	24,449

Further information regarding the Company’s operating results for the quarter and year ended December 31, 2019, and financial position as of December 31, 2019, and cash flows for the year ended December 31, 2019 is shown on the attached unaudited condensed consolidated financial statements.
About Crawford & Company
Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporates with an expansive global network serving clients in more than 70 countries. The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. More information is available at www.crawco.com.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2019	2018	% Change

Revenues:
Revenues Before Reimbursements	$247,186	$263,794	(6)%
Reimbursements	10,376	10,726	(3)%
Total Revenues	257,562	274,520	(6)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	177,284	181,617	(2)%
Reimbursements	10,376	10,726	(3)%
Total Costs of Services	187,660	192,343	(2)%

Selling, General, and Administrative Expenses	55,763	53,514	4%
Corporate Interest Expense, Net	2,428	2,707	(10)%
Goodwill and Intangible Asset Impairment Charges	17,484	1,056	1,556%
Loss on Disposition of Business Line	—	1,274	nm
Total Costs and Expenses	263,335	250,894	5%

Other (Expense) Income	(794)	369	(315)%

(Loss) Income Before Income Taxes	(6,567)	23,995	(127)%
Provision for Income Taxes	2,991	12,287	(76)%

Net (Loss) Income	(9,558)	11,708	(182)%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	2,246	230	877%

Net (Loss) Income Attributable to Shareholders of Crawford & Company	$(7,312)	$11,938	(161)%

(Loss) Earnings Per Share - Basic:
Class A Common Stock	$(0.13)	$0.23	(157)%
Class B Common Stock	$(0.15)	$0.21	(171)%

(Loss) Earnings Per Share - Diluted:
Class A Common Stock	$(0.13)	$0.22	(159)%
Class B Common Stock	$(0.15)	$0.20	(175)%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—%
Class B Common Stock	$0.05	$0.05	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2019	2018	% Change

Revenues:
Revenues Before Reimbursements	$1,005,802	$1,070,971	(6)%
Reimbursements	41,825	52,008	(20)%
Total Revenues	1,047,627	1,122,979	(7)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	710,948	755,997	(6)%
Reimbursements	41,825	52,008	(20)%
Total Costs of Services	752,773	808,005	(7)%

Selling, General, and Administrative Expenses	227,170	242,421	(6)%
Corporate Interest Expense, Net	10,774	10,109	7%
Goodwill and Intangible Asset Impairment Charges	17,484	1,056	1,556%
Arbitration and Claim Settlements	12,552	—	nm
Loss on Disposition of Business line	—	20,270	nm
Total Costs and Expenses	1,020,753	1,081,861	(6)%

Other (Expense) Income	(3,237)	3,013	(207)%

Income Before Income Taxes	23,637	44,131	(46)%
Provision for Income Taxes	14,111	18,542	(24)%

Net Income	9,526	25,589	(63)%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	2,959	389	661%

Net Income Attributable to Shareholders of Crawford & Company	$12,485	$25,978	(52)%

Earnings Per Share - Basic:
Class A Common Stock	$0.27	$0.51	(47)%
Class B Common Stock	$0.19	$0.43	(56)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.26	$0.50	(48)%
Class B Common Stock	$0.19	$0.42	(55)%

Cash Dividends Per Share:
Class A Common Stock	$0.28	$0.28	—%
Class B Common Stock	$0.20	$0.20	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2019 and December 31, 2018
Unaudited
(In Thousands, Except Par Values)

	December 31,	December 31,
	2019	2018
ASSETS

Current Assets:
Cash and Cash Equivalents	$51,802	$53,119
Accounts Receivable, Net	128,217	131,117
Unbilled Revenues, at Estimated Billable Amounts	103,894	108,291
Income Taxes Receivable	7,820	4,084
Prepaid Expenses and Other Current Assets	23,476	24,237
Total Current Assets	315,209	320,848

Net Property and Equipment	31,425	34,303

Other Assets:
Operating Lease Right-of-Use Asset, Net	102,354	—
Goodwill	80,642	96,890
Intangible Assets Arising from Business Acquisitions, Net	75,083	85,023
Capitalized Software Costs, Net	66,445	72,210
Deferred Income Tax Assets	17,971	22,146
Other Noncurrent Assets	70,884	70,022
Total Other Assets	413,379	346,291

Total Assets	$760,013	$701,442

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$28,531	$23,195
Accounts Payable	34,377	37,834
Operating Lease Liability	30,765	—
Accrued Compensation and Related Costs	68,499	66,530
Self-Insured Risks	11,311	15,246
Income Taxes Payable	3,030	3,145
Deferred Rent	—	15,919
Other Accrued Liabilities	31,449	32,391
Deferred Revenues	28,288	30,961
Current Installments of Finance Leases	15	89
Total Current Liabilities	236,265	225,310

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	148,408	167,126
Operating Lease Liability	87,064	—
Deferred Revenues	24,080	21,713
Accrued Pension Liabilities	65,909	74,323
Other Noncurrent Liabilities	33,410	32,024
Total Noncurrent Liabilities	358,871	295,186

Redeemable Noncontrolling Interests	2,310	5,500

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,610	30,927
Class B Common Stock, $1.00 Par Value	22,671	24,408
Additional Paid-in Capital	63,392	58,793
Retained Earnings	249,551	273,607
Accumulated Other Comprehensive Loss	(206,907)	(216,447)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	159,317	171,288
Noncontrolling Interests	3,250	4,158
Total Shareholders’ Investment	162,567	175,446

Total Liabilities and Shareholders’ Investment	$760,013	$701,442

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES
Unaudited
(In Thousands, Except Percentages)

Three Months Ended December 31,
,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$97,049	$102,183	(5.0)%	$84,265	$92,165	(8.6)%	$65,872	$69,446	(5.1)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	58,942	58,107	1.4%	54,688	62,345	(12.3)%	35,773	35,950	(0.5)%
% of Revenues Before Reimbursements	60.7%	56.9%		64.9%	67.6%		54.3%	51.8%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	32,040	31,181	2.8%	26,005	23,622	10.1%	18,886	18,355	2.9%
% of Revenues Before Reimbursements	33.0%	30.5%		30.9%	25.6%		28.7%	26.4%

Total Operating Expenses	90,982	89,288	1.9%	80,693	85,967	(6.1)%	54,659	54,305	0.7%

Operating Earnings (1)	$6,067	$12,895	(53.0)%	$3,572	$6,198	(42.4)%	$11,213	$15,141	(25.9)%
% of Revenues Before Reimbursements	6.3%	12.6%		4.2%	6.7%		17.0%	21.8%

Twelve Months Ended December 31,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$393,856	$405,335	(2.8)%	$339,837	$361,053	(5.9)%	$272,109	$304,583	(10.7)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	236,853	235,813	0.4%	223,639	239,123	(6.5)%	141,776	156,771	(9.6)%
% of Revenues Before Reimbursements	60.1%	58.2%		65.8%	66.2%		52.1%	51.5%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	129,830	132,613	(2.1)%	108,568	110,622	(1.9)%	81,012	98,248	(17.5)%
% of Revenues Before Reimbursements	33.0%	32.7%		31.9%	30.6%		29.8%	32.3%

Total Operating Expenses	366,683	368,426	(0.5)%	332,207	349,745	(5.0)%	222,788	255,019	(12.6)%

Operating Earnings (1)	$27,173	$36,909	(26.4)%	$7,630	$11,308	(32.5)%	$49,321	$49,564	(0.5)%
% of Revenues Before Reimbursements	6.9%	9.1%		2.2%	3.1%		18.1%	16.3%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, loss on disposition of business line, arbitration and claim settlements, goodwill and intangible asset impairment charges and certain unallocated corporate and shared costs and credits. See pages 6-8 for additional information about segment operating earnings.

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT AND INDIRECT COSTS
Unaudited
(In Thousands, Except Percentages)

Three Months Ended December 31,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$97,049	$102,183	(5.0)%	$84,265	$92,165	(8.6)%	$65,872	$69,446	(5.1)%

Direct Expense	73,216	72,430	1.1%	63,926	71,053	(10.0)%	42,931	43,472	(1.2)%
% of Revenues Before Reimbursements	75.4%	70.9%		75.9%	77.1%		65.2%	62.6%

Segment Gross Profit	23,833	29,753	(19.9)%	20,339	21,112	(3.7)%	22,941	25,974	(11.7)%
% of Revenues Before Reimbursements	24.6%	29.1%		24.1%	22.9%		34.8%	37.4%

Indirect Costs	17,766	16,858	5.4%	16,767	14,914	12.4%	11,728	10,833	8.3%
% of Revenues Before Reimbursements	18.3%	16.5%		19.9%	16.2%		17.8%	15.6%

Operating Earnings (1)	$6,067	$12,895	(53.0)%	$3,572	$6,198	(42.4)%	$11,213	$15,141	(25.9)%
% of Revenues Before Reimbursements	6.3%	12.6%		4.2%	6.7%		17.0%	21.8%

Twelve Months Ended December 31,

	Crawford TPA Solutions		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$393,856	$405,335	(2.8)%	$339,837	$361,053	(5.9)%	$272,109	$304,583	(10.7)%

Direct Expense	294,172	296,111	(0.7)%	263,116	282,778	(7.0)%	176,702	199,055	(11.2)%
% of Revenues Before Reimbursements	74.7%	73.1%		77.4%	78.3%		64.9%	65.4%

Segment Gross Profit	99,684	109,224	(8.7)%	76,721	78,275	(2.0)%	95,407	105,528	(9.6)%
% of Revenues Before Reimbursements	25.3%	26.9%		22.6%	21.7%		35.1%	34.6%

Indirect Costs	72,511	72,315	0.3%	69,091	66,967	3.2%	46,086	55,964	(17.7)%
% of Revenues Before Reimbursements	18.4%	17.8%		20.3%	18.5%		16.9%	18.4%

Operating Earnings (1)	$27,173	$36,909	(26.4)%	$7,630	$11,308	(32.5)%	$49,321	$49,564	(0.5)%
% of Revenues Before Reimbursements	6.9%	9.1%		2.2%	3.1%		18.1%	16.3%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, loss on disposition of business line, arbitration and claim settlements, goodwill and asset impairment charges and certain unallocated corporate and shared costs and credits. See pages 6-8 for additional information about segment operating earnings.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Year Ended December 31, 2019 and December 31, 2018
Unaudited
(In Thousands)

	2019	2018
Cash Flows From Operating Activities:
Net Income	$9,526	$25,589
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	40,513	44,079
Goodwill and Intangible Asset Impairment Charges	17,484	1,056
Deferred Income Taxes	3,040	7,947
Stock-Based Compensation Costs	4,109	6,196
Loss on Disposition of Business Line	—	20,270
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	5,922	7,844
Unbilled Revenues, Net	5,302	(18,588)
Accrued or Prepaid Income Taxes	(5,985)	2,270
Accounts Payable and Accrued Liabilities	(6,946)	(8,952)
Deferred Revenues	(281)	(4,969)
Accrued Retirement Costs	3,387	(25,896)
Prepaid Expenses and Other Operating Activities	(855)	(4,427)
Net Cash Provided by Operating Activities	75,216	52,419

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(8,688)	(14,052)
Cash Proceeds from Disposition of Business Line	—	39,187
Capitalization of Computer Software Costs	(12,436)	(15,968)
Payments for Business Acquisitions, Net of Cash Acquired	(2,296)	(2,500)
Other Investing Activities	—	(218)
Net Cash (Used in) Provided by Investing Activities	(23,420)	6,449

Cash Flows From Financing Activities:
Cash Dividends Paid	(13,171)	(13,528)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(827)	(1,110)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	2,104	1,387
Repurchases of Common Stock	(26,210)	(10,409)
Increases in Short-Term and Revolving Credit Facility Borrowings	66,197	101,428
Payments on Short-Term and Revolving Credit Facility Borrowings	(80,948)	(135,433)
Payments on Finance Lease Obligations	(93)	(477)
Dividends Paid to Noncontrolling Interests	(458)	(574)
Capitalized Loan Costs	—	(23)
Net Cash Used In Financing Activities	(53,406)	(58,739)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	293	(1,021)
Decrease in Cash and Cash Equivalents	(1,317)	(892)
Cash and Cash Equivalents at Beginning of Year	53,119	54,011
Cash and Cash Equivalents at End of Period	$51,802	$53,119